UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2007

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2007, the board of directors of Xethanol Corporation (“Xethanol”) appointed Gary Flicker to serve as the company’s Chief Financial Officer and elected Gil Boosidan and Robert L. Franklin to the company’s board of directors. Mr. Flicker’s appointment and the elections of Messrs. Boosidan and Franklin were effective immediately. Also on that date, Lawrence S. Bellone, Xethanol’s former Chief Financial Officer, was appointed its Executive Vice President, Corporate Development. Mr. Bellone will also continue to serve as Xethanol’s principal accounting officer. Mr. Boosidan will serve as chairman of the audit committee of the board of directors and Mr. Franklin will serve as chairman of the science committee of the board of directors and as a member of its audit committee. Xethanol’s board of directors has determined that Mr. Boosidan and Mr. Franklin are “independent” directors within the meaning of Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended, and Section 121A of the Company Guide of the American Stock Exchange. A copy of the press release issued by Xethanol on February 2, 2007 announcing these events is attached to this Current Report on Form 8-K as Exhibit 99.1.

From May 2002 through January 2007, Mr. Flicker, age 48, served as President and Chief Executive Officer of Flick Financial, a professional CPA/financial services firm he founded to assist businesses with their financial and related accounting needs. From 1997 through May 2002, Mr. Flicker was the Executive Vice President, Chief Financial Officer/Chief Operating Officer of DVL, Inc. He has been an independent member of the board of directors of DVL since 2004 and chairs its audit committee. Prior to joining DVL, Mr. Flicker was the Financial Director at Finpak USA Financial Services and, from 1985 through 1995 he served as Vice President/Financial Director of Integrated Resources, Inc. Mr. Flicker began his accounting career in 1980 and spent five years as an accountant at two New York City CPA firms. Mr. Flicker has a B.B.A. in Public Accounting from Hofstra University. He is a licensed CPA in New York and Georgia and is a Member of the American Institute of Certified Public Accountants.

Mr. Flicker’s annual salary as Chief Financial Officer will initially be $250,000. Additionally, in connection with his appointment as Chief Financial Officer, on February 1, 2007 the compensation committee of Xethanol’s board of directors granted Mr. Flicker an option under Xethanol’s 2005 Incentive Compensation Plan to purchase 425,000 shares of Xethanol’s common stock at an exercise price of $2.79 per share, the closing sales price of the common stock on the date of grant as reported on the American Stock Exchange. The option vests with respect to 212,500 shares of common stock on the first anniversary of the date of grant and thereafter with respect to an additional 106,250 shares each on the second and third anniversaries of that date. The option expires on the fifth anniversary of the date of grant. The option was granted subject to approval by Xethanol’s stockholders of an amendment to the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder. Xethanol currently contemplates that it will submit to its stockholders at the 2007 annual meeting of stockholders a proposal to amend the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder to cover the 425,000 shares issuable upon exercise of this option granted to Mr. Flicker and an additional 1,187,070 shares issuable upon exercise of other outstanding options similarly granted subject to approval by Xethanol’s stockholders. If the stockholders do not approve that amendment, this option will be void and the compensation committee will consider alternative incentives for Mr. Flicker.

Xethanol currently contemplates that it will enter into an employment agreement with Mr. Flicker in the near future. Other than Mr. Flicker’s annual salary, the material terms of the employment agreement have not been determined as of the date of the filing of this Current Report on Form 8-K. Xethanol will file an amendment to this Current Report on Form 8-K including the material terms of its employment agreement with Mr. Flicker within four days of the date on which those terms have been determined.

In connection with Mr. Boosidan’s election as a director and appointment as chairman of the audit committee, on February 1, 2007 the compensation committee of the board of directors granted Mr. Boosidan two non-qualified stock options under Xethanol’s 2005 Incentive Compensation Plan. The first option entitles Mr. Boosidan to purchase 150,000 shares of Xethanol’s common stock at an exercise price of $2.79 per share, the closing sales price of the common stock on the date of grant as reported on the American Stock Exchange. One half of this option was vested upon the date of grant and the remainder vests on the first anniversary of the date of grant, subject to Mr. Boosidan’s continued service as a director through the vesting date. The second option entitles Mr. Boosidan to purchase 50,000 shares of Xethanol’s common stock at an exercise price of $2.79 per share. This option vests in two equal installments on the six month and one year anniversaries of the date of grant, subject in each case to Mr. Boosidan’s continued service as a director through the vesting date. Both these options expire on the tenth anniversary of the date of grant. These options were granted subject to approval by Xethanol’s stockholders of an amendment to the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder. Xethanol currently contemplates that it will submit to its stockholders at the 2007 annual meeting of stockholders a proposal to amend the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder to cover the 200,000 shares issuable upon exercise of the options granted to Mr. Boosidan and an additional 1,412,070 shares issuable upon exercise of other outstanding options similarly granted subject to approval by Xethanol’s stockholders. If the stockholders do not approve that amendment, these options will be void and the compensation committee will consider alternative incentives for Mr. Boosidan.

In connection with Mr. Franklin’s election as a director and appointment as chairman of the science committee and a member of the audit committee, on February 1, 2007 the compensation committee of the board of directors granted Mr. Franklin two non-qualified stock options under Xethanol’s 2005 Incentive Compensation Plan. The first option entitles Mr. Franklin to purchase 150,000 shares of Xethanol’s common stock at an exercise price of $2.79 per share, the closing sales price of the common stock on the date of grant as reported on the American Stock Exchange. One half of this option was vested upon the date of grant and the remainder vests on the first anniversary of the date of grant, subject to Mr. Franklin’s continued service as a director through the vesting date. The second option entitles Mr. Franklin to purchase 50,000 shares of Xethanol’s common stock at an exercise price of $2.79 per share. This option vests in two equal installments on the six month and one year anniversaries of the date of grant, subject in each case to Mr. Franklin’s continued service as a director through the vesting date. Both these options expire on the tenth anniversary of the date of grant. These options were granted subject to approval by Xethanol’s stockholders of an amendment to the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder. Xethanol currently contemplates that it will submit to its stockholders at the 2007 annual meeting of stockholders a proposal to amend the 2005 Incentive Compensation Plan to increase the number of shares available for award thereunder to cover the 200,000 shares issuable upon exercise of the options granted to Mr. Franklin and an additional 1,412,070 shares issuable upon exercise of other outstanding options similarly granted subject to approval by Xethanol’s stockholders. If the stockholders do not approve that amendment, these options will be void and the compensation committee will consider alternative incentives for Mr. Franklin.

Item 9.01 Exhibits

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

99.1	Press release issued by Xethanol Corporation on February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: February 2, 2007	By:	/s/ David R. Ames
David R. Ames Chief Executive Officer and President